EXHIBIT 99.1

CONTACTS:	James Winschel, Senior Vice-President and Chief Financial Officer
Jill Baker, Vice President of Investor Relations
(781) 434-4118
PAREXEL REPORTS SECOND QUARTER FISCAL 2007 FINANCIAL RESULTS
Second Quarter Highlights:
•	Service revenue of $180.5 million exceeds 20% growth year-over-year
•	Diluted earnings per share of $0.32, up 68% year-over-year
•	Backlog of $1.3 billion, and net book-to-bill of 1.4
Boston, MA, January 24, 2007 — PAREXEL International Corporation (NASDAQ: PRXL) today announced its financial results for the second quarter ended December 31, 2006.
For the three months ended December 31, 2006, PAREXEL’s consolidated service revenue increased 20.5% to $180.5 million, compared with $149.8 million in the prior year period. The Company reported operating income of $13.9 million, or 7.7% of service revenue, versus operating income of $10.6 million, or 7.1% of service revenue in the comparable quarter of the prior year. Net income for the quarter totaled $9.1 million, or $0.32 per diluted share, compared with net income of $5.0 million, or $0.19 per diluted share, for the quarter ended December 31, 2005, equating to year-over-year growth in earnings per share of 68.4%.
On a segment basis, consolidated service revenue for the second quarter of Fiscal Year 2007 was $132.5 million in Clinical Research Services (CRS), $28.3 million in PAREXEL Consulting and Medical Communications Services (PCMS), and $19.7 million in Perceptive Informatics, Inc.
For the six months ended December 31, 2006, consolidated service revenue was $345.5 million versus $288.1 million in the prior year period, an increase of 19.9%. Operating income for the current six-month period was $25.2 million, or 7.3% of service revenue, compared with operating income of $15.6 million, or 5.4% of service revenue in the prior year period. On a proforma basis, excluding the net effect of $0.9 million in first quarter of Fiscal Year 2006 special charges and restructuring reserve adjustments (which are detailed in the attached financial tables), operating income for the six-month period ending December 31, 2005 was $16.5 million, or an operating margin of 5.7% of service revenue. Net income for the six months ended December 31, 2006 was $16.1 million, or $0.57 per diluted share, compared with net income of $8.4 million, or $0.31 per diluted share, in the prior year period. On a proforma basis, excluding the first quarter Fiscal Year 2006 special charges and adjustments, net income for the six-month period ending December 31, 2005 was $9.2 million, or $0.34 per diluted share.

PAREXEL’s backlog increased 49.5% year-over-year, and 5.6% sequentially, to approximately $1.3 billion at the end of the December quarter. As of September 30, 2006, PAREXEL’s backlog totaled $1.2 billion. Adding the December quarter’s gross new business wins of $321.4 million to that amount, then subtracting $180.5 million in current quarter service revenue and $73.6 million in cancellations (including a contract in the $50 million range as previously announced), left the Company with a record backlog of nearly $1.3 billion as of December 31, 2006.
Mr. Josef H. von Rickenbach, PAREXEL’s Chairman and Chief Executive Officer stated, “Calendar Year 2006 marked a turning point for PAREXEL, as we successfully executed on our plan to recapture marketshare, regain momentum in revenue growth, and continue to improve profitability. I’m particularly pleased with our performance on the new business front for the past four quarters, resulting in a backlog position which gives us the momentum necessary to achieve our goals.
Our second quarter results marked another positive milestone for the Company. The CRS and Perceptive Informatics segments posted strong revenue growth of 22% and 44% respectively. While we continue to experience challenges in the PCMS segment, we took steps this month in the Medical Communications business to better align our resources with current market dynamics, which I believe will result in improvement in PCMS by the fourth quarter. For the Company overall, strong SG&A cost management contributed favorably to the quarter’s results.”
Mr. von Rickenbach continued, “As we begin a new calendar year and enter into the second half of our fiscal year, driving operating margins to higher levels continues to be among the highest of priorities for PAREXEL. Anticipated strength in the global biopharma development pipeline bodes well for continued market demand for our services for the foreseeable future. I believe that these favorable market dynamics, together with our existing backlog, have established the foundation for future growth and improved profitability of the Company.”
The Company issued forward-looking guidance for the third quarter of Fiscal Year 2007 (ending March 31, 2007), for Fiscal Year 2007, and for Calendar Year 2007. For the third quarter, the Company anticipates reporting consolidated service revenue in the range of $185 to $190 million and earnings per diluted share in the range of $0.31 to $0.34. For Fiscal Year 2007, consolidated service revenue is expected to be in the range of $722 to $737 million (using recent exchange rates) and earnings per diluted share is projected to be in the range of $1.22 and $1.28. Previously issued guidance for Fiscal Year 2007 included revenue of $717 to $737 million, and earnings per diluted share of $1.16 to $1.26. For Calendar Year 2007 consolidated service revenue is expected to be in the range of $770 to $810 million (using recent exchange rates) and earnings per diluted share are projected to be in the range of $1.35 to $1.45.
The Company believes that presenting the proforma information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance. Management uses this proforma information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Proforma information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with proforma results may be found in the attached financial tables.
A conference call to discuss PAREXEL’s second quarter earnings, business, and financial outlook will begin at 10 a.m. EST Thursday, January 25th and will be broadcast live over the internet via webcast. The webcast may be accessed in the “Webcasts” portion of the Investor Relations section of the Company’s website at http://www.parexel.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial 612-288-0329 and ask to join the PAREXEL quarterly conference call.
About the Company
PAREXEL is one of the largest biopharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research, medical marketing and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing solutions that expedite time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing and other drug development consulting services. Its information technology subsidiary, Perceptive Informatics, Inc., develops and offers a portfolio of innovative technology-based products and services that facilitate clinical drug development and are designed to decrease time to peak sales. The technology portfolio includes web-based portal solutions and tracking tools, Interactive Voice Response Systems (IVRS), Clinical Trial Management Systems (CTMS), electronic diary and investigator database solutions. Perceptive also offers advanced medical diagnostics services to assess rapidly and objectively the safety and efficacy of new drugs, biologics, and medical devices in clinical trials. PAREXEL’s integrated services, therapeutic area depth and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL operates in 56 locations throughout 43 countries around the world, and has 6,215 full-time employees.
This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand, such as the guidance provided by the Company with respect to the third quarter of Fiscal Year 2007, Fiscal Year 2007 and Calendar Year 2007. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, “targets” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent restructurings; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006 as filed with the SEC on November 9, 2006, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.
PAREXEL is a registered trademark of PAREXEL International Corporation, and Perceptive Informatics is a trademark of Perceptive Informatics, Inc. All other names or marks may be registered trademarks or trademarks of their respective business and are hereby acknowledged.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)

	Unaudited
	For the three months ended December 31,
	2006	2005

Service revenue	$180,474	$149,762
Reimbursement revenue	39,522	33,749

Total revenue	219,996	183,511

Costs and expenses:
Direct costs	120,076	98,536
Reimbursable out-of-pocket expenses	39,522	33,749
Selling, general and administrative	38,930	34,254
Depreciation	6,608	5,982
Amortization	993	411

Income from operations	13,867	10,579

Other income	823	641

Income before income taxes	14,690	11,220

Provision for income taxes	5,482	6,299
Effective tax rate	37.3%	56.1%

Minority interest expense (benefit)	128	(123)

Net income	$9,080	$5,044

Earnings per common share:
Basic	$0.33	$0.19
Diluted	$0.32	$0.19

Shares used in computing earnings per common share:
Basic	27,245	26,441
Diluted	27,970	26,788

Balance Sheet Information	(Preliminary)
	Dec 31,	Sept 30,	June 30,
	2006	2006	2006
Billed accounts receivable, net	$197,964	$173,100	$152,175
Unbilled accounts receivable, net	142,023	122,555	119,888
Deferred revenue	(193,114)	(156,573)	(139,836)

Net receivables	$146,873	$139,082	$132,227

Cash and marketable securities	$88,434	$84,217	$92,749
Working capital	$93,785	$140,570	$131,552
Total assets	$675,595	$554,947	$538,633
Stockholders’ equity	$282,537	$260,237	$248,763

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)

		Unaudited
	For the six months ended December 31,
	2006	2005
	As Reported	As Reported	Adjustments		Proforma

Service revenue	$345,531	$288,142			$288,142
Reimbursement revenue	77,972	64,937			64,937

Total revenue	423,503	353,079			353,079

Costs and expenses:
Direct costs	229,297	192,159	(519	)(a)	191,640
Reimbursable out-of-pocket expenses	77,972	64,937			64,937
Selling, general and administrative	76,969	68,305	(1,081	)(a)	67,224
Depreciation	12,751	11,969			11,969
Amortization	1,400	794			794
Restructuring expense (benefit)	(74)	(679)	679	(b)	—

Income from operations	25,188	15,594	921		16,515

Other income	1,306	1,678			1,678

Income before income taxes	26,494	17,272	921		18,193

Provision for income taxes	10,298	9,377	107		9,484
Effective tax rate	38.9%	54.3%			52.1%

Minority interest expense (benefit)	139	(467)			(467)

Net income	$16,057	$8,362	$814		$9,176

Earnings per common share:
Basic	$0.59	$0.32			$0.35
Diluted	$0.57	$0.31			$0.34

Shares used in computing earnings per common share:
Basic	27,148	26,401			26,401
Diluted	27,950	26,651			26,651
(a)	Represents a special charge for compensation expense in conjunction with the acquisition of the Perceptive minority interest.

(b)	Represents a $1.2 million reduction to the existing restructuring reserve as a result of changes in assumptions related to the June 2005 restructuring charge, which was partially offset by $0.5 million in new severance-related restructuring activity.

PAREXEL International Corporation
Segment Information
($ in thousands)

	Three months ended
	December 31,
	2006	2005

Clinical Research Services (CRS)

Service revenue	$132,464	$108,866
% of total service revenue	73.4%	72.7%
Gross profit	$44,095	$38,411
Gross margin % of service revenue	33.3%	35.3%

PAREXEL Consulting & MedCom Services (PCMS)

Service revenue	$28,309	$27,196
% of total service revenue	15.7%	18.2%
Gross profit	$7,120	$7,253
Gross margin % of service revenue	25.2%	26.7%

Perceptive Informatics, Inc. (PII)

Service revenue	$19,701	$13,700
% of total service revenue	10.9%	9.1%
Gross profit	$9,183	$5,562
Gross margin % of service revenue	46.6%	40.6%

Total service revenue	$180,474	$149,762
Total gross profit	$60,398	$51,226
Gross margin % of service revenue	33.5%	34.2%

Revenue by Geography

United States	$65,370	$52,235
Europe	102,534	88,918
Asia and other	12,570	8,609

Total service revenue	$180,474	$149,762

Quarterly Supplemental Financial Data

Total revenue	$219,996	$183,511
Investigator fees	34,317	21,848

Gross revenue	$254,313	$205,359

DSO	53	31

Capital expenditures	8,733	7,050

PAREXEL International Corporation
Segment Information
($ in thousands)

	For the six months ended
		December 31,
	2006	2005			2005
	As Reported	As Reported	Adjustments		Proforma

Clinical Research Services (CRS)

Service revenue	$252,700	$208,214			$208,214
% of total service revenue	73.1%	72.3%			72.3%
Gross profit	$85,174	$70,637			$70,637
Gross margin % of service revenue	33.7%	33.9%			33.9%

PAREXEL Consulting & MedCom Services (PCMS)

Service revenue	$57,619	$53,941			$53,941
% of total service revenue	16.7%	18.7%			18.7%
Gross profit	$15,757	$15,232			$15,232
Gross margin % of service revenue	27.3%	28.2%			28.2%

Perceptive Informatics, Inc. (PII)

Service revenue	$35,212	$25,987			$25,987
% of total service revenue	10.2%	9.0%			9.0%
Gross profit	$15,303	$10,114	$519	(a)	$10,633
Gross margin % of service revenue	43.5%	38.9%			40.9%

Total service revenue	$345,531	$288,142			$288,142
Total gross profit	$116,234	$95,983	$519		$96,502
Gross margin % of service revenue	33.6%	33.3%			33.5%

Revenue by Geography

United States	$124,383	$102,620
Europe	196,671	169,657
Asia and other	24,477	15,865

Total service revenue	$345,531	$288,142

(a)	Represents a special charge for compensation expense in conjunction with the acquisition of the Perceptive minority interest.